UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
 ______________________________________________________________________

Date of Report (Date of earliest event reported): February 19, 2026

Willis Lease Finance Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15369	68-0070656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4700 Lyons Technology Parkway
Coconut Creek, FL 33073
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 349-9989

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	WLFC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On February 19, 2026, Willis Lease Finance Corporation (the “Company”), together with the guarantors party thereto entered into that certain Amendment No. 2 to the Credit Agreement (the “Amendment”) with Bank of America, N.A., as administrative agent (the “Administrative Agent”).

The Amendment amends that certain Credit Agreement dated as of October 31, 2024 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of May 7, 2025), by and among the Company, the guarantors party thereto, the Administrative Agent and the financial institutions from time to time party thereto as lenders (as amended, the “Credit Agreement”) to, among other things, exclude certain amounts from inclusion in “Total Debt” (as defined in the Credit Agreement”) that is used for purposes of calculating the “Maximum Leverage Ratio” (as defined in the Credit Agreement).

The foregoing description of the Amended Credit Agreement is qualified in its entirety by reference to such agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2026.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off‐Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8‐K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized officer.

Dated: February 24, 2026

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Scott B. Flaherty
Scott B. Flaherty
Executive Vice President and Chief Financial Officer

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